                                                                    Exhibit 99.2

CORESTATES FINANCIAL CORP AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands)


                                                     September 30,
                                                         1995
                                                     -------------
                                                      (Unaudited)
ASSETS
------
Cash and due from banks...........................     $ 2,214,933
Time deposits, principally Eurodollars............       1,755,526
Investments held-to-maturity (fair value:
 $1,756,417)......................................       1,745,784
Investments available-for-sale, at fair
  value...........................................         390,828
Loans, net of unearned discounts of
  $129,728 (Note C)...............................      21,168,026
  Less:  Allowance for loan losses................        (501,392)
                                                     -------------
     Net loans....................................      20,666,634
                                                     -------------
Federal funds sold and securities
  purchased under agreements to resell............         294,916
Trading account securities, at fair
  value...........................................             349
Due from customers on acceptance..................         493,212
Premises and equipment............................         427,003
Other assets......................................         856,547
                                                     -------------
     Total assets.................................     $28,845,732
                                                     =============

LIABILITIES
-----------
Deposits:
  Domestic:
     Non-interest bearing.........................     $ 6,051,497
     Interest bearing.............................      13,718,685
  Overseas branches and subsidiaries..............         923,930
                                                     -------------
     Total deposits...............................      20,694,112
Funds borrowed....................................       2,245,238
Bank acceptances outstanding......................         490,520
Other liabilities.................................       1,238,126
Long-term debt....................................       1,861,946
                                                     -------------
     Total liabilities............................      26,529,942
                                                     -------------

COMMITMENTS AND CONTINGENT LIABILITIES
  (Note D)
--------------------------------------

SHAREHOLDERS' EQUITY
--------------------
Preferred stock: authorized 10.0 million shares;
  no shares issued................................               -
Common stock:  $1 par value; authorized
  200.0 million shares; issued 145.875
  million shares (including treasury
  shares of 6.966 million)........................       2,315,790
                                                     -------------
     Total shareholders' equity...................       2,315,790
                                                     -------------
     Total liabilities and shareholders'
       equity.....................................     $28,845,732
                                                     =============
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See accompanying notes to the consolidated financial statements.

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